Elizabeth Gioia Vice President, Corporate Counsel
The Prudential Insurance Company of America 213 Washington Street, Newark, NJ 07102-2917 Tel 203-402-1624 Elizabeth.gioia@prudential.com
August 24, 2020

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:    Prudential Annuities Life Assurance Corporation
Registration Statement on Form S-3, SEC File No. 333-_____
Prudential Annuities Life Assurance Corporation Variable Account B
Registration Statement on Form N-4, SEC File Nos. 333-150220, 333-49478, 333-50954, 333-68714, 333-71654, 333-71672, 333-71834, 333-96577

Members of the Commission:

On behalf of the above-named registrant, submitted for filing herewith under the Securities Act of 1933 is the above-referenced Registration Statement on Form S-3 (the “Registration Statement”).

This Registration Statement is being filed in order to provide the required disclosure concerning the MVA Interests in a prospectus separate from the prospectus for combination variable/MVA annuity contracts (the “Contracts”) offered under the registration statements filed under File Nos. 333-150220, 333-49478, 333-50954, 333-68714, 333-71654, 333-71672, 333-71834, and 333-96577. No material changes have been made in the disclosure with respect to the MVA Interests.

If you have any questions, please call me at 203-402-1624.

Sincerely,

/s/Elizabeth Gioia
Elizabeth Gioia
Vice President, Corporate Counsel

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 24, 2020
REGISTRATION NO. 333-___

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

ARIZONA
(State or other jurisdiction of incorporation or organization)
06-1241288
(I.R.S. Employer Identification Number)
C/O PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
ONE CORPORATE DRIVE
SHELTON, CONNECTICUT 06484
(203) 926-1888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. MICHAEL LOW, ESQ.
c/o KUTAK ROCK LLP
8601 North Scottsdale Road, Suite 300
Scottsdale, Arizona 85253-2738
(480) 429-4874
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
ELIZABETH GIOIA
VICE PRESIDENT
PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
ONE CORPORATE DRIVE
SHELTON, CONNECTICUT 06484
203-402-1624

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer

Non-accelerated filer	☒	Smaller reporting company

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
_______________________________
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee
Market Value Adjusted Annuity Contracts	$4,348,494,054	$1.00	$1,000,000,000	$0

(1)	Interests in the market value adjustment account are sold on a dollar basis, not on the basis of a price per share or unit.
This filing is being made under the Securities Act of 1933 to register $4,348,494,054 of interests in market value adjusted annuity contracts.  Under rule 457(p) under the Securities Act of 1933, the filing fee set forth above was calculated based on the maximum aggregate offering price of $1,000,000,000.  In addition to the new securities, referenced above, that we are registering herewith, we are carrying over to this registration statement $3,348,494,054 of unsold securities from registration #333-198399 filed on August 27, 2014, for which the filing fee of $388,090 previously was paid.  In connection with registration #333-220103 filed on August 22, 2017, the $1,000,000,000 of interests being newly registered, the filing fee of $129,800 previously was paid. As a result, there is no additional filing fee now due. In accordance with Rule 415 (a)(6), the offering of securities on the earlier registration statement will be deemed terminated as of the effective date of this registration statement.

This Registration Statement contains a combined prospectus under Rule 429 under the Securities Act of 1933 which relates to the Form S-3 registration statement (File No. 333-198399), initially filed August 27, 2014, by Prudential Annuities Life Assurance Corporation. Upon effectiveness, this Registration Statement, which is a new Registration Statement, will also act as a post-effective amendment to such earlier Registration Statement.
Audited financial statements for variable annuity separate accounts registered under the Investment Company Act of 1940 are not included in this Form S-3 registration statement. Prudential Annuities Life Assurance Corporation incorporates by reference its annual report for the year ending 12/31/19 on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of Exchange Act and all documents subsequently filed by Prudential Annuities Life Assurance Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.
Risk Factors are discussed in the sections of the prospectus included in Part 1 of this Form concerning the Market Value Adjustment option.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of each prospectus included in this registration statement. Any representation to the contrary is a criminal offense.
The principal underwriter for these securities, Prudential Annuities Distributors, Inc. is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. The offering under this registration statement will conclude three years from the effective date of this registration statement, unless terminated earlier by the Registrant. See each prospectus included in Part 1 hereof for the date of the prospectus.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject To Completion. Dated [•], 2020.
PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
A Prudential Financial Company
One Corporate Drive, Shelton, CT 06484
Market Value Adjusted Fixed Allocation Investment Option Under Certain Variable Annuity Contracts
PROSPECTUS: [  ], 2020.
This prospectus describes the Fixed Allocation investment option with a market value adjustment (the “MVA Fixed Allocation”) available as an investment option under the following annuity contracts (the “Annuities” or the “Annuity”) issued by Prudential Annuities Life Assurance Corporation (“Prudential Annuities®”, “we”, “our”, or “us”):
ADVANCED SERIES ADVISOR PLANSM III (“ASAP IIISM”)
ADVANCED SERIES APEXSM ("APEXSM")
ADVANCED SERIES APEX IISM (“APEX IISM”)
ADVANCED SERIES XTRA CREDITSM FOUR (“ASXT4SM”) OR (“XT4”)
ADVANCED SERIES XTRA CREDITSM FOUR PREMIER (“ASXT4SM PREMIER”) OR (“XT4 PREMIER”)
ADVANCED SERIES XTRA CREDIT SIXSM (“ASXT6SM”) OR (“XT6”)
ADVANCED SERIES XTRA CREDITSM SIX PREMIER (“ASXT6SM PREMIER”) OR (“XT6 PREMIER”)
ADVANCED SERIES XTRA CREDIT EIGHTSM (“ASXT8SM”) OR (“XT8”)
ADVANCED SERIES LIFEVEST IISM (“ASL IISM”)
ADVANCED SERIES LIFEVEST IISM PREMIER (“ASL IISM PREMIER")
OPTIMUMSM
OPTIMUM FOURSM
OPTIMUM PLUSSM
OPTIMUM XTRASM
STAGECOACHTM ADVISOR PLANSM III (“STAGECOACHTM ASAP IIISM”)
STAGECOACHTM APEXSM (“STAGECOACHTM APEXSM”)
STAGECOACHTM APEXSM II (“STAGECOACHTM APEX IISM”)
STAGECOACHTM XTRA CREDITSM SIX (“STAGECOACHTM XT6SM”)

If you are receiving this prospectus, it is because you currently own one of the Annuities. These Annuities are no longer offered for new sales. This prospectus is being provided for informational or educational purposes only and does not consider the investment objectives or financial situation of any contract owner or prospective contract owners. The information is not intended as investment advice and is not a recommendation about managing or investing your retirement savings. Clients seeking information regarding their particular investment needs should contact a financial professional.

This prospectus is not your contract, although this prospectus provides a description of the material features of the MVA Fixed Allocation under your contract. The description of the MVA Fixed Allocation’s material features is current as of the date of this prospectus. If certain material provisions of the MVA Fixed Allocation are changed after the date of this prospectus, those changes will be described in a supplement to this prospectus and the supplement will become a part of this prospectus.

PLEASE READ THIS PROSPECTUS
Please read this prospectus and keep it for future reference. This prospectus should be read in connection with the prospectus for your Annuity (the “Annuity Prospectus”), which describes the Annuity and its benefits, terms, and investment options other the MVA Fixed Allocation.
RISK FACTORS
Please refer to the Risk Factors section of this prospectus.
AVAILABLE INFORMATION
In compliance with U.S. law, Prudential Annuities Life Assurance Corporation delivers this prospectus to current contract owners that reside outside of the United States. In addition, we may not market or offer benefits, features or enhancements to prospective or current contract owners while outside of the United States.

i

The Annuities and the MVA Fixed Allocation are NOT deposits or obligations of, or issued, guaranteed or endorsed by, any bank, and are NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment involves investment risks, including possible loss of value.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. ADVANCED SERIES ADVISOR PLANSM II, ADVANCED SERIES ADVISOR PLANSM III, APEX IISM, XTRA CREDIT(R) AND LIFEVEST IISM ARE SERVICE MARKS OR REGISTERED TRADEMARKS OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND ARE USED UNDER LICENSE BY ITS AFFILIATES.

FOR FURTHER INFORMATION CALL: 1-888-PRU-2888 or WWW.PRUDENTIAL.COM

ii

iii

Glossary of Terms
We set forth here definitions of some of the key terms used throughout this prospectus.
Account Value: The value of your allocations to investment options under your Annuity, including your allocation to the MVA Fixed Allocation. The specific calculation of Account Value of your Annuity is set forth in your Annuity Prospectus.
Fixed Allocation: An investment option that offers a fixed rate of interest for a specified Guarantee Period during the accumulation period. This prospectus covers Fixed Allocations that are subject to a market value adjustment if you withdraw Account Value prior to the maturity of the Fixed Allocation (MVA Fixed Allocation). Your Annuity may include Fixed Allocations that are not subject to a market value adjustment, such as a benefit fixed rate account, and those Fixed Allocations are covered by your Annuity Prospectus, not this prospectus.
Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.
Interim Value: The value of the MVA Fixed Allocations on any date other than the Maturity Date. The Interim Value is equal to the initial value allocated to the MVA Fixed Allocation plus all interest credited to the MVA Fixed Allocation as of the date calculated, less any transfers or withdrawals from the MVA Fixed Allocation. The interim value does not include the effect of any MVA.
Maturity Date: The last day of the Guarantee Period.
MVA or Market Value Adjustment: A market value adjustment used in the determination of value of an MVA Fixed Allocation on any day more than 30 days prior to the Maturity Date of such MVA Fixed Allocation.
MVA Fixed Allocation: An investment option that offers a fixed rate of interest for a specified Guarantee Period during the accumulation period that is subject to a market value adjustment if you withdraw Account Value prior to the maturity of the Fixed Allocation. Your Annuity may include Fixed Allocations that are not subject to a market value adjustment, such as a benefit fixed rate account, and those Fixed Allocations are covered by your Annuity Prospectus, not this prospectus.
Owner: With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or individual named as having ownership rights in relation to the Annuity. With an Annuity issued as a certificate under a group annuity contract, the “Owner” refers to the person or entity who has the rights and benefits designated as to the “Participant” in the certificate.

Allocating Your Account Value to the MVA Fixed Allocation
How Do the MVA Fixed Allocations Work?
We credit a fixed interest rate to the MVA Fixed Allocation so long as you remain invested for a set period of time called a “Guarantee Period.” The last day of the Guarantee Period is called the “Maturity Date.” MVA Fixed Allocations currently are offered with Guarantee Periods from 1 to 10 years. We may make MVA Fixed Allocations of different durations available in the future, including MVA Fixed Allocations offered exclusively for use with certain optional investment programs. MVA Fixed Allocations may not be available in all states and may not always be available for all Guarantee Periods depending on market factors and other considerations.
The interest rate credited to an MVA Fixed Allocation is the rate in effect when the Guarantee Period begins and does not change so long as you remain invested for the Guarantee Period. The rates are an effective annual rate of interest. We determine the interest rates, in our sole discretion, for the various Guarantee Periods. At the time that we confirm your MVA Fixed Allocation, we will advise you of the interest rate in effect and the Maturity Date. We may change the rates we credit to MVA Fixed Allocations at any time. Any change in interest rate does not affect MVA Fixed Allocations that were in effect before the date of the change. To inquire as to the current rates for MVA Fixed Allocations, please contact our Annuity Service Center at 1-888-PRU-2888 or at www.prudential.com.
A Guarantee Period for an MVA Fixed Allocation begins:

•	when all or part of a net purchase payment is allocated to a particular Guarantee Period;

•	upon transfer of any of your Account Value to an MVA Fixed Allocation for a particular Guarantee Period; or

•	when you “renew” an MVA Fixed Allocation by electing a new Guarantee Period.
To the extent permitted by law, we may establish different interest rates for MVA Fixed Allocations offered to a class of Owners who choose to participate in various optional investment programs we make available.
Prudential Annuities may offer MVA Fixed Allocations with Guarantee Periods of 3 months or 6 months exclusively for use as a short-term MVA Fixed Allocation (“Short-term MVA Fixed Allocations”). Short-term MVA Fixed Allocations may only be established with your initial purchase payment or additional purchase payments. You may not transfer existing Account Value to a Short-term MVA Fixed Allocation. We reserve the right to terminate offering these special purpose MVA Fixed Allocations at any time.
On the Maturity Date of the Short-term MVA Fixed Allocation, the remaining Account Value will be transferred to the investment options you choose at the inception of the program. If no instructions are provided, such Account Value will be transferred to the AST Government Money Market Sub-account, which is described in your Annuity Prospectus. Short-term MVA Fixed Allocations may not be renewed on the Maturity Date. If you surrender the Annuity or make an unscheduled transfer of any Account Value from the Short-term MVA Fixed Allocation to any other investment option before the end of the Guarantee Period, a Market Value Adjustment will apply.
How Do You Determine Rates For the MVA Fixed Allocations?
We do not have a specific formula for determining the fixed interest rates for MVA Fixed Allocations. Generally, the interest rates we offer for MVA Fixed Allocations will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the MVA Fixed Allocation, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the MVA Fixed Allocations, general economic trends and competition. Some of these considerations are similar to those we consider in determining the insurance charge that we deduct from Account Value allocated to other investment options, as described in your Annuity Prospectus. For some of the same reasons that we deduct the insurance charge against the Account Value allocated to other investment options, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to MVA Fixed Allocations, and therefore, we credit lower interest rates due to the existence of these factors than we otherwise would.
We will credit interest on a new MVA Fixed Allocation in an existing Annuity at a rate not less than the rate we are then crediting to MVA Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.
The interest rate we credit for an MVA Fixed Allocation may be subject to a minimum rate which may vary by state. In certain states, the interest rate may be subject to a minimum under state law or regulation.
How Does the Market Value Adjustment Work?
If you transfer or withdraw Account Value from an MVA Fixed Allocation more than 30 days before the end of its Guarantee Period, we will adjust the value of your investment based on a formula, called a “Market Value Adjustment” or “MVA”. Under certain optional benefits described in the Annuity Prospectus, a formula transfers amounts between the MVA Fixed Allocations and other investment options. The amount of any MVA can be either positive or negative, depending on the movement of a combination of Strip Yields on Strips and an Option-adjusted Spread

(each as defined below) between the time that you purchase the MVA Fixed Allocation and the time you make a transfer or withdrawal. The MVA formula compares the combination of Strip Yields for Strips and the Option-adjusted Spreads as of the date the Guarantee Period began with the combination of Strip Yields for Strips and the Option-adjusted Spreads as of the date the MVA is being calculated. Any MVA that applies will be subject to applicable state law.

•	“Strips” are a form of security where ownership of the interest portion of United States Treasury securities are separated from ownership of the underlying principal amount or corpus.

•	“Strip Yields” are the yields payable on coupon Strips of United States Treasury securities.

•
“Option-adjusted Spread” is the difference between the yields on corporate debt securities (adjusted to disregard options on such securities) and government debt securities of comparable duration. We currently use the ICE BofAML 1 to 10- year Investment Grade Corporate Bond Index of Option-adjusted Spreads.

Source ICE Data Indices, LLC, used with permission. ICE Data Indices, LLC IS LICENSING THE ICE DATA INDICES AND RELATED DATA “AS IS,” MAKES NO WARRANTIES REGARDING SAME, DOES NOT GUARANTEE THE SUITABILITY, QUALITY, ACCURACY, TIMELINESS, AND/ OR COMPLETENESS OF THE ICE DATA INDICES OR ANY DATA INCLUDED IN, RELATED TO, OR DERIVED THEREFROM, ASSUMES NO LIABILITY IN CONNECTION WITH THEIR USE, AND DOES NOT SPONSOR, ENDORSE, OR RECOMMEND PRUDENTIAL, OR ANY OF ITS PRODUCTS OR SERVICES.

MVA Formula
The MVA formula is applied separately to each MVA Fixed Allocation to determine the Account Value of the MVA Fixed Allocation on a particular date. The formula is as follows:
[(1+I)/(1+J+K)]^(N/365)
Where:

I is the Strip Yield as of the start date of the Guarantee Period for coupon Strips maturing at the end of the applicable Guarantee Period plus the Option-adjusted Spread. If there are no Strips maturing at that time, we will use the Strip Yield for the Strips maturing as soon as possible after the Guarantee Period ends.

J is the Strip Yield as of the date the MVA formula is being applied for coupon Strips maturing at the end of the applicable Guarantee Period plus the Option-adjusted Spread. If there are no Strips maturing at that time, we will use the Strip Yield for the Strips maturing as soon as possible after the Guarantee Period ends.

N is the number of days remaining in the original Guarantee Period.
K is the Liquidity Factor, currently equal to 0.0010; or 0.10%.

The denominator of the MVA formula includes a factor (K), currently equal to 0.0010 or 0.10%. The factor is an adjustment that is applied when an MVA is assessed (regardless of whether the MVA is positive or negative) and, relative to when no factor is applied, will reduce the amount being surrendered or transferred from the MVA Fixed Allocation. The 0.10% liquidity factor in the formula will not apply if you surrender your Contract during the Free Look period.
For annuities approved for sale by the New York State Insurance Department, the MVA formula does not apply during the 30-day period immediately before the end of the Guarantee Period. For more information about variations applicable to annuities approved for sale by the New York State Insurance Department, please refer to your annuity contract.
If you surrender your Annuity under the right to cancel provision, the MVA formula is:
[(1 + I)/(1 + J + K)]^(N/365)

MVA Examples
The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:

•
You allocate $50,000 into an MVA Fixed Allocation (we refer to this as the “Allocation Date” in these examples) with a Guarantee Period of 5 years (we refer to this as the “Maturity Date” in these examples) at an annual effective rate of 0.55%.

•	The Strip Yields for coupon Strips beginning on Allocation Date and maturing on Maturity Date plus the Option-adjusted Spread is 3.00% (I= 3.00%).

•	You make no withdrawals or transfers until you decide to withdraw the entire MVA Fixed Allocation after exactly three (3) years, at which point 730 days remain before the Maturity Date (N = 730).
Example of Positive MVA
Assume that at the time you request the withdrawal, the Strip Yields for Strips maturing on the Maturity Date plus the Option-adjusted Spread is 2.00% (J = 2.00%). Based on these assumptions, the MVA would be calculated as follows:
MVA Factor = [(1+I)/(1+J+K)]^(N/365) = [1.300/1.021]2 = 1.017707
Interim Value = $50,829.55
Account Value after MVA = Interim Value X MVA Factor = $51,729.59

Example of Negative MVA
Assume that at the time you request the withdrawal, the Strip Yields for Strips maturing on the Maturity Date plus the Option-adjusted Spread is 4.00% (J = 4.00%). Based on these assumptions, the MVA would be calculated as follows:
MVA Factor = [(1+I)/(1+J+K)]^(N/365) = [1.300/1.041]2 = 0.978978
Interim Value = $50,829.55
Account Value after MVA = Interim Value X MVA Factor = $49,761.01

What Happens When My Guarantee Period Matures?
The “Maturity Date” for an MVA Fixed Allocation is the last day of the Guarantee Period (note that the discussion in this section of Guarantee Periods is not applicable to the Fixed Allocations used with a dollar cost averaging program, the Benefit Fixed Rate Account, and the DCA Fixed Rate options). Before the Maturity Date, you may choose to renew the MVA Fixed Allocation for a new Guarantee Period of the same or different length (based upon what is currently offered) or you may transfer all or part of that MVA Fixed Allocation’s Account Value to another MVA Fixed Allocation or to one or more investment options described in your Annuity Prospectus. We will not charge a MVA if you choose to renew an MVA Fixed Allocation on its Maturity Date or transfer the Account Value to one or more other investment options. We will notify you before the end of the Guarantee Period about the fixed interest rates that we are currently crediting to all MVA Fixed Allocations that are being offered. The rates being credited to MVA Fixed Allocations may change before the Maturity Date.
If you do not specify how you want an MVA Fixed Allocation to be allocated on its Maturity Date, we will then transfer the Account Value in the MVA Fixed Allocation to the AST Government Money Market Sub-account, which is described in your Annuity Prospectus. You can then elect to allocate the Account Value to any other investment option.

Fees and Charges
Do Fees and Charges Apply to MVA Fixed Allocations?
There is no charge that applies specifically to the MVA Fixed Allocation. However, your Annuity is subject to a variety of charges, and those charges may vary depending on benefits and investment options selected. For more information, please see your Annuity Prospectus.
Valuing Your Investment in the MVA Fixed Allocation
How do you value MVA Fixed Allocations?
During the Guarantee Period, we use the concept of an Interim Value for the MVA Fixed Allocations. The Interim Value can be calculated on any day and is equal to the initial value allocated to an MVA Fixed Allocation plus all interest credited to an MVA Fixed Allocation as of the date calculated. The Interim Value does not include the impact of any MVA. If you made any transfers or withdrawals from an MVA Fixed Allocation, the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were withdrawn. To determine the value of an MVA Fixed Allocation on any day more than 30 days prior to its Maturity Date, we multiply the Account Value of the MVA Fixed Allocation times the MVA factor.
General Information
Who is Prudential Annuities?
Prudential Annuities Life Assurance Corporation (“Prudential Annuities”) is a stock life insurance company incorporated under the laws of Arizona as of August 31, 2013, formerly incorporated in Connecticut, and is domiciled in Arizona, formerly Connecticut. It is licensed to sell life insurance and annuities in the District of Columbia, Puerto Rico and in all states except New York. Prudential Annuities is a wholly owned subsidiary of Prudential Annuities, Inc., whose ultimate parent is Prudential Financial, Inc. Prudential Annuities markets through and in conjunction with registered broker-dealers.
Prudential Annuities offers a wide array of annuities, including (1) deferred variable annuities that are registered with the SEC, including fixed interest rate annuities that are offered as a companion to certain of our variable annuities and are registered because of their market value adjustment feature and (2) fixed annuities that are not registered with the SEC. In addition, Prudential Annuities has in force a relatively small block of variable life insurance policies and immediate variable annuities, but it no longer actively sells such policies.
No company other than Prudential Annuities has any legal responsibility to pay amounts that it owes under its annuity and variable life insurance contracts. Among other things, you would rely solely on the ability of Prudential Annuities to make payments out of its own assets related to the MVA Fixed Allocations and other benefits under the Annuities. Prudential Financial, Inc., however, exercises significant influence over the operations and capital structure of Prudential Annuities.
Pursuant to the delivery obligations under Section 5 of the Securities Act of 1933 and Rule 159 thereunder, Prudential Annuities delivers this prospectus to current contract owners that reside outside of the United States. In addition, we may not market or offer benefits, features or enhancements to prospective or current contract owners while outside of the United States.
Who Distributes Annuities Offered by Prudential Annuities?
Prudential Annuities Distributors, Inc. (“PAD”), a wholly owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the Annuities, including the MVA Fixed Allocation. PAD acts as the distributor of a number of annuity and life insurance products and funds serving as investment options under those products. PAD’s principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker-dealer under the Securities Exchange Act of 1934 (“Exchange Act”) and is a member of the Financial Industry Regulatory Authority (“FINRA”).
The MVA Fixed Allocation is offered on a continuous basis. PAD enters into distribution agreements with both affiliated and unaffiliated broker-dealers who are registered under the Exchange Act (“firms”).
Incorporation of Certain Documents by Reference
Prudential Annuities incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Prudential Annuities Life Assurance Corporation, One Corporate Drive, Shelton, CT 06484 or by calling 1-888- PRU-2888. We file periodic reports as required under the Exchange Act. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see www.sec.gov). Our internet address is www.prudential.com.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Litigation and Regulatory Matters
Prudential Annuities is subject to legal and regulatory actions in the ordinary course of our business. Pending legal and regulatory actions include proceedings specific to Prudential Annuities and proceedings generally applicable to business practices in the industry in which we operate. Prudential Annuities is subject to class action lawsuits and other litigation involving a variety of issues and allegations involving sales practices, claims payments and procedures, premium charges, policy servicing and breach of fiduciary duty to customers. Prudential Annuities is also subject to litigation arising out of its general business activities, such as its investments, contracts, leases and labor and employment relationships, including claims of discrimination and harassment, and could be exposed to claims or litigation concerning certain business or process patents. In addition, Prudential Annuities, along with other participants in the businesses in which it engages, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus.
Prudential Annuities’ litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcome cannot be predicted. In some of Prudential Annuities’ pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. It is possible that Prudential Annuities’ results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. Considering the unpredictability of Prudential Annuities’ litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on Prudential Annuities’ financial position. Management believes, however, that, based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on Prudential Annuities’ ability to meet its obligations under the Annuities and the MVA Fixed Allocations.

Risk Factors
An allocation to an MVA Fixed Allocation has various risks associated with it. Before allocating to an MVA Fixed Allocation, you should carefully consider and evaluate all of the risks and other important information contained in this prospectus and in the documents we incorporate by reference into this prospectus, including our latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by such report and any of the other periodic reports we file as required under the Exchange Act. Our reports include specific information related to risk factors.

PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Accountant’s Fees & Expenses:	$20,000.00
Legal Fees & Expenses:	$20,000.00
Printing Fees & Expenses:	$300,000.00
Registration Fee:	$4,348,494,054

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant, in conjunction with certain of its affiliates, maintains insurance on behalf of any person who is or was a trustee, director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as a trustee, director, officer, employee or agent of such other affiliated trust or corporation, against any liability asserted against and incurred by him or her arising out of his or her position with such trust or corporation.

Arizona, the state of organization of Prudential Annuities Life Assurance Corporation ("Prudential Annuities"), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10- 850 et. seq. of the Arizona Statutes Annotated. The text of Prudential Annuities' By-law, Article VI relates to indemnification of officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

(a) Exhibits

(1)(a) Underwriting Agreement between Prudential Annuities Distributors, Inc. and Prudential Annuities Life Assurance Corporation. (Note 1)

(1)(b) First Amendment to Underwriting Agreement. (Note 1)

(4) Instruments defining the rights of security holders, including indentures incorporated by reference to Registration Statements. (Note 1)

(5) Opinion of Counsel as to legality of the securities being registered. (Note 2)

(23) Written consent of Independent Registered Public Accounting Firm (To be filed by amendment)

(24)(a) Power of Attorney for Dylan J. Tyson. (Note 2)

(24)(b) Power of Attorney for Caroline A. Feeney. (Note 2)

(24)(c) Power of Attorney for Susan M. Mann. (Note 2)

(24)(d) Power of Attorney for Candace J. Woods. (Note 2)

(24)(e) Power of Attorney for Nandini Mongia. (Note 2)

(Note 1) Filed via EDGAR with Post-Effective Amendment No. 1 to Registration Statement No. 333-22103, filed September 29, 2017.

(Note 2) Filed herewith.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3) That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on the 20th day of August, 2020.
PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
(Registrant)

By:	/s/ Dylan J. Tyson*
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE
/s/Dylan J. Tyson*	Director, President and Chief Executive Officer	August 24, 2020
Dylan J. Tyson
Susan M. Mann*	Chief Financial Officer, Executive Vice President and Director (Principal Accounting Officer)	August 24, 2020
Susan M. Mann
Caroline A. Feeney*	Director	August 24, 2020
Caroline A. Feeney
Nandini Mongia*	Director	August 24, 2020
Nandini Mongia
Candace J. Woods*	Director	August 24, 2020
Candace J. Woods

By:	/s/ Douglas E. Scully
Douglas E. Scully

*	Executed by Douglas E. Scully on behalf of those indicated pursuant to Power of Attorney.

EXHIBIT INDEX

(5)	Opinion of Counsel as to legality of the securities being registered

(24)(a)	Power of Attorney for Dylan J. Tyson

(24)(b)	Power of Attorney for Caroline A. Feeney

(24)(c)	Power of Attorney for Susan M. Mann

(24)(d)	Power of Attorney for Candace J. Woods

(24)(e)	Power of Attorney for Nandini Mongia

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears below, being a director or officer of Prudential Annuities Life Assurance Corporation ("PALAC"), constitutes and appoints Elizabeth Gioia, Douglas E. Scully, and Lynn K. Stone, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorneys-in-fact may deem necessary or advisable under any rules, regulations and requirements of the U.S. Securities and Exchange Commission, on Form S-3 registration statements of Prudential Annuities Life Assurance Corporation pertaining to, but not limited to, APEX, APEX II, ASAP I, ASAP II, ASAP III, ASXT, ASTX Four, ASL, ASL II, AS Pro, Wells VA +, AS Impact, Galaxy 3, Galaxy 2, XT6, XT8, Choice 2000, AS Cornerstone, Wells Apex, Wells, Alliance and GMA (including certain private label versions of those products.)

This grant of authority extends to any and all amendments to such registration statements, and also grants such attorneys-in-fact full power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agent and attorney-in-fact would have if personally acting.

The undersigned does hereby ratify and confirm all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 17th day of August, 2020.

/s/Candace J. Woods
Candace J. Woods
Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears below, being a director or officer of Prudential Annuities Life Assurance Corporation ("PALAC"), constitutes and appoints Elizabeth Gioia, Douglas E. Scully, and Lynn K. Stone, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorneys-in-fact may deem necessary or advisable under any rules, regulations and requirements of the U.S. Securities and Exchange Commission, on Form S-3 registration statements of Prudential Annuities Life Assurance Corporation pertaining to, but not limited to, APEX, APEX II, ASAP I, ASAP II, ASAP III, ASXT, ASTX Four, ASL, ASL II, AS Pro, Wells VA +, AS Impact, Galaxy 3, Galaxy 2, XT6, XT8, Choice 2000, AS Cornerstone, Wells Apex, Wells, Alliance and GMA (including certain private label versions of those products.)

This grant of authority extends to any and all amendments to such registration statements, and also grants such attorneys-in-fact full power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agent and attorney-in-fact would have if personally acting.

The undersigned does hereby ratify and confirm all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 18th day of August, 2020.

/s/Dylan J. Tyson
Dylan J. Tyson
Director, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears below, being a director or officer of Prudential Annuities Life Assurance Corporation ("PALAC"), constitutes and appoints Elizabeth Gioia, Douglas E. Scully, and Lynn K. Stone, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorneys-in-fact may deem necessary or advisable under any rules, regulations and requirements of the U.S. Securities and Exchange Commission, on Form S-3 registration statements of Prudential Annuities Life Assurance Corporation pertaining to, but not limited to, APEX, APEX II, ASAP I, ASAP II, ASAP III, ASXT, ASTX Four, ASL, ASL II, AS Pro, Wells VA +, AS Impact, Galaxy 3, Galaxy 2, XT6, XT8, Choice 2000, AS Cornerstone, Wells Apex, Wells, Alliance and GMA (including certain private label versions of those products.)

This grant of authority extends to any and all amendments to such registration statements, and also grants such attorneys-in-fact full power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agent and attorney-in-fact would have if personally acting.

The undersigned does hereby ratify and confirm all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 17th day of August, 2020.

/s/Nandini Mongia
Nandini Mongia
Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears below, being a director or officer of Prudential Annuities Life Assurance Corporation ("PALAC"), constitutes and appoints Elizabeth Gioia, Douglas E. Scully, and Lynn K. Stone, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorneys-in-fact may deem necessary or advisable under any rules, regulations and requirements of the U.S. Securities and Exchange Commission, on Form S-3 registration statements of Prudential Annuities Life Assurance Corporation pertaining to, but not limited to, APEX, APEX II, ASAP I, ASAP II, ASAP III, ASXT, ASTX Four, ASL, ASL II, AS Pro, Wells VA +, AS Impact, Galaxy 3, Galaxy 2, XT6, XT8, Choice 2000, AS Cornerstone, Wells Apex, Wells, Alliance and GMA (including certain private label versions of those products.)

This grant of authority extends to any and all amendments to such registration statements, and also grants such attorneys-in-fact full power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agent and attorney-in-fact would have if personally acting.

The undersigned does hereby ratify and confirm all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 17th day of August, 2020.

/s/Susan M. Mann
Susan M. Mann
Chief Financial Officer, Executive Vice President and Director (Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears below, being a director or officer of Prudential Annuities Life Assurance Corporation ("PALAC"), constitutes and appoints Elizabeth Gioia, Douglas E. Scully, and Lynn K. Stone, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorneys-in-fact may deem necessary or advisable under any rules, regulations and requirements of the U.S. Securities and Exchange Commission, on Form S-3 registration statements of Prudential Annuities Life Assurance Corporation pertaining to, but not limited to, APEX, APEX II, ASAP I, ASAP II, ASAP III, ASXT, ASTX Four, ASL, ASL II, AS Pro, Wells VA +, AS Impact, Galaxy 3, Galaxy 2, XT6, XT8, Choice 2000, AS Cornerstone, Wells Apex, Wells, Alliance and GMA (including certain private label versions of those products.)

This grant of authority extends to any and all amendments to such registration statements, and also grants such attorneys-in-fact full power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agent and attorney-in-fact would have if personally acting.

The undersigned does hereby ratify and confirm all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of August, 2020.

/s/Caroline A. Feeney
Caroline A. Feeney
Director

Elizabeth Gioia Vice President, Corporate Counsel
The Prudential Insurance Company of America 213 Washington Street, Newark, NJ 07102-2917 Tel 203-402-1624 Elizabeth.gioia@prudential.com
August 24, 2020
Prudential Annuities Life Assurance Corporation
One Corporate Drive
Shelton, CT 06484

Re:    Prudential Annuities Life Assurance Corporation (“Registrant”)
Registration Statement on Form S-3
Dear Sir/Madam:
In my capacity as Vice President and Corporate Counsel of The Prudential Insurance Company of America, I have reviewed the establishment of the Prudential Annuities Life Assurance Corporation Separate Account (the “Account”) by the Board of Directors of Prudential Annuities Life Assurance Corporation (“PALAC”) as a non-insulated, non-unitized separate account for assets applicable to certain market value adjustment annuity contracts pursuant to the provisions of Section 20-651 of the Arizona Insurance Code. I was responsible for the oversight of the preparation and review of the Registration Statement on Form S-3 filed by PALAC in 2020 with the U.S. Securities and Exchange Commission under the Securities Act of 1933 for the registration of certain market value adjustment annuity contracts issued with respect to the Account.
I am of the following opinion: (1) PALAC was duly organized under the laws of Arizona and is a validly existing corporation; (2) the Account has been duly created and is validly existing as a non-insulated, non-unitized separate account pursuant to the provisions of Arizona law, and (3) the market value adjustment annuity contracts are legal and binding obligations of PALAC in accordance with their terms. In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
Very truly yours,

/s/ Elizabeth Gioia
Elizabeth Gioia